Exhibit 99.4

LETTER TO CLIENTS OF BROKERS, DEALERS, COMMERCIAL BANKS, TRUST

COMPANIES AND OTHER NOMINEES

Offer To Exchange Warrants to Acquire Shares of Common Stock

of

TriSalus Life Sciences, Inc.

for

Shares of Common Stock

of

TriSalus Life Sciences, Inc.

and

Consent Solicitation

THE OFFER AND CONSENT SOLICITATION (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN STANDARD TIME, ON JUNE 25, 2024, OR SUCH LATER TIME AND DATE TO WHICH THE COMPANY (AS DEFINED BELOW) MAY EXTEND. THE WARRANTS (AS DEFINED BELOW) TENDERED PURSUANT TO THE OFFER AND CONSENT SOLICITATION MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW). CONSENTS MAY BE REVOKED ONLY BY WITHDRAWING THE TENDER OF THE RELATED WARRANTS AND THE WITHDRAWAL OF ANY WARRANTS WILL AUTOMATICALLY CONSTITUTE A REVOCATION OF THE RELATED CONSENTS.

May 24, 2024

To Our Clients:

Enclosed are the Prospectus/Offer to Exchange dated May 24, 2024 (the “Prospectus/Offer to Exchange”), and the related Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”), which together set forth the offer by TriSalus Life Sciences, Inc., a Delaware corporation (the “Company”), to each holder of each class of Warrants (as defined below), consisting of the Public Warrants, Private Placement Warrants and Working Capital Warrants (and, for the avoidance of doubt, do not include any OrbiMed Warrants), to purchase shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company, of the opportunity to receive 0.3 shares of Common Stock in exchange for each Warrant tendered by the holders (“Warrant Holders”), which includes holders of the Public Warrants, Private Placement Warrants and Working Capital Warrants, and exchanged pursuant to the offer (the “Offer”). The Offer is made solely upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. The Offer will expire at one minute after 11:59 p.m., Eastern Standard Time, on June 25, 2024, or such later time and date to which the Company may extend the Offer. The period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period.” The date and time at which the Offer Period ends is referred to as the “Expiration Date.” Unless defined herein, terms used in this Letter to Clients of Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees shall have definitions set forth in the Prospectus/Offer to Exchange.

The “Warrants” referred to herein collectively refer to the Public Warrants, the Private Placement Warrants and the Working Capital Warrants. Each Warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Public Warrants are quoted on the Nasdaq Global Market (“Nasdaq Global”) under the symbol “TLSIW.” The Private Placement Warrants and the Working Capital Warrants are not listed on a securities exchange nor traded in an over-the-counter market. As of May 23, 2024, 14,215,112 Warrants were outstanding, which includes 8,281,779 Public Warrants, 4,933,333 Private Placement Warrants and 1,000,000 Working Capital Warrants. Pursuant to the Offer, the Company is offering up to an aggregate of 4,264,532 shares of Common Stock in exchange for the Warrants.

Each Warrant Holder whose Warrants are exchanged pursuant to the Offer and Consent Solicitation will receive 0.3 shares of Common Stock for each Warrant tendered by such Warrant Holder and exchanged. Any Warrant Holder that participates in the Offer and Consent Solicitation may tender less than all of their Warrants for exchange.

No fractional shares of Common Stock will be issued pursuant to the Offer. In lieu of issuing fractional shares, any Warrant Holder who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such Warrant Holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of Common Stock on the Nasdaq Global on the last trading day of the Offer Period. The Company’s obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered Warrants.

Concurrently with the Offer, the Company is also soliciting consents (the “Consent Solicitation”) from Warrant Holders (the “Consent Warrants”) to amend the warrant agreement, dated as of December 17, 2020, by and between the Company (f/k/a MedTech Acquisition Corp.) and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), which governs all of the Warrants, to permit the Company the option to require that all Warrants in one or more classes of Exchange Warrants that are outstanding upon the closing of the Offer be converted into 0.27 shares of Common Stock, which is a ratio 10% less than the exchange ratio applicable to the Offer, in accordance with the Warrant Amendment; in the event that the Company elects to exchange all of the outstanding Exchange Warrants, the Exercise Period would expire after the Adjusted Expiration Date, which will then be the last day of the Exercise Period of the Warrants, as adjusted, as a result of such mandatory exchange. Pursuant to the terms of the Warrant Agreement, certain amendments including the Warrant Amendment, require the vote or written consent of holders of at least a majority of the then outstanding (i) Public Warrants (the “Public Warrant Consent Threshold”), (ii) Private Placement Warrants with respect to modifications or amendments that apply to the Private Placement Warrants (the “Private Placement Warrant Consent Threshold”) or any provision of the Warrant Agreement with respect to the Private Placement Warrants, including the Warrant Amendment, and (iii) Working Capital Warrants with respect to modifications or amendments that apply to the Working Capital Warrants (the “Working Capital Warrant Consent Threshold,” and together with the Public Warrant Consent Threshold and the Private Placement Warrant Consent Threshold, as applicable, the “Consent Threshold”) or any provision of the Warrant Agreement with respect to the Working Capital Warrants, including the Warrant Amendment. As a result, in order to amend the Warrant Agreement with respect to the (i) Public Warrants, consent of a majority of the Public Warrants is required and (ii) the Private Placement Warrants or the Working Capital Warrants, consent of a majority of the Public Warrants and Private Placement Warrants or Working Capital Warrants is required, depending on the class amended.

Parties representing approximately 34.8% of the Public Warrants, 0% of the Private Placement Warrants and 0% of the Working Capital Warrants have agreed to tender their Warrants in the Offer and to consent to the Warrant Amendment in the Consent Solicitation pursuant to tender and support agreements (each, a “Tender and Support Agreement”). Accordingly, if holders of an additional approximately 15.3% of the outstanding Public Warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described in the Prospectus/Offer to Exchange are satisfied or waived, then the Warrant Amendment will be adopted with respect to the Public Warrants. Similarly, (i) if holders of at least a majority of the outstanding Private Placement Warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described in the Prospectus/Offer to Exchange are satisfied or waived (including receipt of consent from holders of at least a majority of Public Warrants), then the Warrant Amendment will be adopted with respect to the Private Placement Warrants and (ii) if holders of at least a majority of the outstanding Working Capital Warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described in the Prospectus/Offer to Exchange are satisfied or waived (including receipt of consent from holders of at least a majority of Public Warrants), then the Warrant Amendment will be adopted with respect to the Working Capital Warrants. Holders of 19.4% of the Public Warrants that have entered into Tender and Support Agreements have reserved the right to exercise their Public Warrants during the Offer Period. Any Warrants exercised prior to the expiration of the Offer Period will reduce the Warrants outstanding and will be omitted from the calculation of those Warrants that have consented to the Warrant Amendment in the Consent Solicitation.

Warrant Holders may not consent to the Warrant Amendment without tendering their Consent Warrants in the Offer and Warrant Holders may not tender such Warrants without consenting to the Warrant Amendment. The consent to the Warrant Amendment is a part of the Letter of Transmittal and Consent relating to the Warrants, and therefore by tendering the Consent Warrants for exchange, Warrant Holders will be delivering to us their consent. Warrant Holders may revoke their respective consent at any time prior to the Expiration Date by withdrawing such Consent Warrants tendered in the Offer.

Warrants not exchanged for shares of Common Stock pursuant to the Offer will remain outstanding subject to their current terms or amended terms if the Warrant Amendment is approved with respect to the applicable class of Warrants. The Company reserves the right to redeem any of the Public Warrants pursuant to their current terms at any time, including prior to the completion of the Offer and Consent Solicitation, and if the Warrant Amendment is approved, the Company may require at its option the conversion of one or more classes of Exchange Warrants to shares of Common Stock as provided in the Warrant Amendment.

WE ARE NOT AWARE OF ANY U.S. STATE WHERE THE MAKING OF THE OFFER AND THE CONSENT SOLICITATION IS NOT IN COMPLIANCE WITH APPLICABLE LAW. IF WE BECOME AWARE OF ANY U.S. STATE WHERE THE MAKING OF THE OFFER AND THE CONSENT SOLICITATION OR THE ACCEPTANCE OF THE WARRANTS PURSUANT TO THE OFFER IS NOT IN COMPLIANCE WITH APPLICABLE LAW, WE WILL MAKE A GOOD FAITH EFFORT TO COMPLY WITH THE APPLICABLE LAW. IF, AFTER SUCH GOOD FAITH EFFORT, WE CANNOT COMPLY WITH THE APPLICABLE LAW, THE OFFER AND THE CONSENT SOLICITATION WILL NOT BE MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) THE WARRANT HOLDERS.

Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal and Consent, to cause your Warrants to be tendered for exchange pursuant to the Offer and provide consent to the Warrant Amendment.

On the terms and subject to the conditions of the Offer, the Company will allow the exchange of all Warrants properly tendered before the Expiration Date and not properly withdrawn, at an exchange rate of 0.27 shares of Common Stock for each Warrant so tendered.

We are the owner of record of Warrants held for your account. As such, only we can exchange and tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal and Consent for your information only; you cannot use it to exchange and tender Warrants we hold for your account, nor to provide consent to the Warrant Amendment.

Please instruct us as to whether you wish us to tender for exchange any or all of the Warrants we hold for your account, on the terms and subject to the conditions of the Offer.

Please note the following:

1.	Your Warrants may be exchanged at the exchange rate of 0.3 shares of Common Stock for every one of your Warrants properly tendered for exchange.
2.

The Offer and Consent Solicitation is made solely upon the terms and conditions set forth in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. In particular, please see “The Offer and Consent Solicitation — General Terms — Conditions to the Offer and Consent Solicitation” in the Prospectus/Offer to Exchange.

3.

By tendering your Warrants for exchange you are concurrently consenting to the Warrant Amendment. You may not consent to the Warrant Amendment without tendering your Warrants in the Offer and you may not tender your Warrants without consenting to the Warrant Amendment.

4.

The Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Standard Time, on June 25, 2024, or such later time and date to which the Company may extend the Offer and Consent Solicitation.

If you wish to have us tender any or all of your Warrants for exchange pursuant to the Offer and Consent Solicitation, please so instruct us by completing, executing, detaching and returning to us the attached Instructions Form. If you authorize us to tender your Warrants, we will tender for exchange all of your Warrants unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date. Please note that the Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Standard Time, on June 25, 2024, or such later time and date to which the Company may extend the Offer.

An authorized committee of the Board of Directors of the Company has approved the Offer and Consent Solicitation. However, neither the Company nor any of its management, its Board of Directors, the dealer manager and solicitation agent, the information agent, or the exchange agent for the Offer and Consent Solicitation is making any recommendation as to whether holders of Warrants should tender Warrants for exchange in the Offer and Consent Solicitation. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent and should consult your own investment and tax advisors. You must decide whether to have your Warrants exchanged and, if so, how many Warrants to have exchanged. In doing so, you should read carefully the information in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent.

Instructions Form

Offer To Exchange Warrants to Acquire Shares of Common Stock

of

TriSalus Life Sciences, Inc.

for

Shares of Common Stock

of

TriSalus Life Sciences, Inc.

and

Consent Solicitation

The undersigned acknowledges receipt of your letter and the enclosed Prospectus/Offer to Exchange dated May 24, 2024 (the “Prospectus/Offer to Exchange”), and the related Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”), which together set forth the offer by TriSalus Life Sciences, Inc., a Delaware corporation (the “Company”), to each holder of each class of Warrants (as defined below), consisting of the Public Warrants, Private Placement Warrants and Working Capital Warrants (and, for the avoidance of doubt, do not include any OrbiMed Warrants), to purchase shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company, of the opportunity to receive 0.3 shares of Common Stock in exchange for each Warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”). The “Warrants” referred to herein collectively refer to the Public Warrants, the Private Placement Warrants and the Working Capital Warrants (each as defined in the Prospectus/Offer to Exchange). Unless defined herein, terms used in this Instruction Form shall have definitions set forth in the Prospectus/Offer to Exchange. Each Warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment.

The undersigned hereby instructs you to tender for exchange the number of Warrants indicated below or, if no number is indicated, all Warrants you hold for the account of the undersigned, on the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent.

By participating in the Offer, the undersigned acknowledges that: (i) the Offer and Consent Solicitation are made solely upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent; (ii) upon and subject to the terms and conditions set forth in the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent, Warrants properly tendered and accepted and not validly withdrawn constitutes the undersigned’s validly delivered consent to the Warrant Amendment; (iii) the Offer will expire at one minute after 11:59 p.m., Eastern Standard Time, on June 25, 2024, or such later time and date to which the Company may extend the Offer (the period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period”); (iv) the Offer is established voluntarily by the Company, it is discretionary in nature, and it may be extended, modified, suspended or terminated by the Company as provided in the Prospectus/Offer to Exchange; (v) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (vi) the future value of shares of the Common Stock is unknown and cannot be predicted with certainty; (vii) the undersigned has received and read the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent; and (viii) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Warrants, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains the responsibility solely of the undersigned. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

Number of Warrants to be exchanged by you for the account of the undersigned:

*

No fractional shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of Warrants, which includes holders of the Public Warrants, Private Placement Warrants and Working Capital Warrants (and, for the avoidance of doubt, do not include any OrbiMed Warrants), who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of the Common Stock on the Nasdaq Global on the last trading day of the Offer Period. The Company’s obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered Warrants.

**Unless otherwise indicated it will be assumed that all Warrants held by us for your account are to be exchanged.

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